Exhibit 10.3

GUARANTY OF NON-RECOURSE OBLIGATIONS

This GUARANTY OF NON-RECOURSE OBLIGATIONS (this “Guaranty”), dated as of April 30, 2018, is executed by the undersigned (“Guarantor”), to and for the benefit of WALKER & DUNLOP, LLC, a Delaware limited liability company (“Lender”).

RECITALS:

A.           Pursuant to that certain Master Credit Facility Agreement dated as of the date hereof, by and between (a) BR METROWEST, LLC, (b) BRG FNMA SHELF 1, LLC, (c) BRG FNMA SHELF 2, LLC, (d) BRG FNMA SHELF 3, LLC, (e) BRG FNMA SHELF 4, LLC, (f) BRG FNMA SHELF 5, LLC, (g) BRG FNMA SHELF 6, LLC, (h) BRG FNMA SHELF 7, LLC, (i) BRG FNMA SHELF 8, LLC, (j) BRG FNMA SHELF 9, LLC, and (k) BRG FNMA SHELF 10, LLC, each a Delaware limited liability company (individually and collectively, “Borrower”) and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Master Agreement”), Lender is making loans in favor of Borrower, comprised of $0 Variable Advances and a $64,559,000 Fixed Advance (collectively, the “Advances”), in accordance with the terms of the Master Agreement, as evidenced by one or more Multifamily Notes, executed by Borrower and made payable to the order of Lender (individually and collectively, as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

B.            The Note will be secured by, among other things, the Security Instrument (as defined in the Master Agreement) encumbering the real property described in the Security Instrument (individually and collectively, the “Mortgaged Property”).

C.           Guarantor has an economic interest in Borrower or will otherwise obtain a material financial benefit from the Advances to Borrower.

D.           As a condition to entering into the Master Agreement, Lender requires that Guarantor execute this Guaranty.

NOW, THEREFORE, in order to induce Lender to enter into the Master Agreement, and in consideration thereof, Guarantor agrees as follows:

AGREEMENTS:

1.	Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Guaranty.

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2.	Defined Terms.

Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Master Agreement.

3.	Guaranteed Obligations.

Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of:

(a)          all amounts, obligations and liabilities owed to Lender under Article 3 (Personal Liability) of the Master Agreement (including the payment and performance of all indemnity obligations of Borrower described in Section 3.03 (Personal Liability for Indemnity Obligations) of the Master Agreement and including all of Borrower’s obligations under the Environmental Indemnity Agreement (as the Master Agreement and Environmental Indemnity Agreement may be modified from time to time)); and

(b)          all costs and expenses, including reasonable fees and out-of-pocket expenses of attorneys and expert witnesses, incurred by Lender in enforcing its rights under this Guaranty.

4.	Survival of Guaranteed Obligations.

The obligations of Guarantor under this Guaranty shall survive any Foreclosure Event, and any recorded release or reconveyance of the Security Instrument or any release of any other security for any of the Indebtedness.

5.	Guaranty of Payment; Community Property.

Guarantor’s obligations under this Guaranty constitute a present and unconditional guaranty of payment and not merely a guaranty of collection. If Guarantor (or any Guarantor, if more than one) is a married person, and the state of residence of Guarantor or Guarantor’s spouse is a community property jurisdiction, Guarantor (or each such married Guarantor, if more than one) agrees that Lender may satisfy Guarantor’s obligations under this Guaranty to the extent of all Guarantor’s separate property and Guarantor’s interest in any community property.

6.	Obligations Unsecured; Cross-Default.

The obligations of Guarantor under this Guaranty shall not be secured by the Security Instrument or the Master Agreement. However, a default under this Guaranty shall be an Event of Default under the Master Agreement, and a default under this Guaranty shall entitle Lender to be able to exercise all of its rights and remedies under the Master Agreement and the other Loan Documents.

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7.	Continuing Guaranty.

The obligations of Guarantor under this Guaranty shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any provision of this Guaranty, the Note, the Master Agreement, the Security Instrument or any other Loan Document. Guarantor agrees that performance of the obligations hereunder shall be a primary obligation, shall not be subject to any counterclaim, set-off, recoupment, abatement, deferment or defense based upon any claim that Guarantor may have against Lender, Borrower, any other guarantor of the obligations hereunder or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstance or condition (whether or not Guarantor shall have any knowledge thereof), including:

(a)          any assignment, sale or other transfer of Borrower’s interest in all or any part of the real or personal property which at any time constitutes collateral for the payment of the obligations hereunder, including, a conveyance of such property in connection with a Foreclosure Event;

(b)          any resort to Guarantor for payment of all or any portion of the obligations hereunder, whether or not Lender shall have resorted to any collateral securing the obligations hereunder, if any, or shall have proceeded to pursue or exhaust its remedies against Borrower (or any other Person) primarily or secondarily liable for the obligations hereunder;

(c)          any furnishing, exchange, substitution or release of any collateral securing repayment of the Advances, or any failure to perfect any lien in such collateral;

(d)          any failure, omission or delay on the part of Borrower, Guarantor, any other guarantor of the obligations hereunder or Lender to conform or comply with any term of any of the Loan Documents or failure of Lender to give notice of any Event of Default;

(e)          any action or inaction by Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred upon it in any of the Loan Documents, or any other action or inaction on the part of Lender;

(f)           any Bankruptcy Event, or any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshaling of assets and liabilities or similar events or proceedings with respect to Guarantor or any other guarantor of the obligations hereunder, or any of their respective property or creditors or any action taken by any trustee or receiver or by any court in such proceeding;

(g)          any merger or consolidation of Borrower into or with any entity or any sale, lease or Transfer of any asset of Borrower, Guarantor or any other guarantor of the obligations hereunder to any other Person;

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(h)          any change in the ownership of Borrower or any change in the relationship between Borrower, Guarantor or any other guarantor of the obligations hereunder, or any termination of such relationship;

(i)           any release or discharge by operation of law of Borrower, Guarantor or any other guarantor of the obligations hereunder, or any obligation or agreement contained in any of the Loan Documents; or

(j)           other than the satisfaction of all obligations guaranteed hereunder, any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing, and whether seen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or Guarantor to the fullest extent permitted by law.

8.	Guarantor Waivers.

Guarantor hereby waives:

(a)          any right to the enforcement, assertion or exercise of any right, power or remedy conferred upon Lender in the Loan Documents or otherwise;

(b)          any requirement that Lender act with diligence in enforcing its rights under the Loan Documents or this Guaranty;

(c)          any failure by Lender to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Borrower or any other Person;

(d)          any defense based upon an election of remedies by Lender which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of Guarantor’s obligations hereunder) to proceed against Borrower for reimbursement, or both;

(e)          any defense based upon any taking, modification or release of any collateral for the Guarantor’s obligations hereunder, if any, or any failure to perfect any security interest in, or the taking of, or failure to take any other action with respect to, any collateral securing payment of Guarantor’s obligations hereunder, if any;

(f)          any defense based upon the addition, substitution or release, in whole or in part, of any Person(s), including, without limitation, another guarantor, primarily or secondarily liable for or in respect of Guarantor’s obligations hereunder;

(g)          all other notices which may or might be lawfully waived by Guarantor;

(h)          the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty (and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor);

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(i)           the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors;

(j)           diligence in collecting the Indebtedness, presentment, demand for payment, protest and all notices with respect to the Loan Documents and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest and notice of the incurring by Borrower of any obligation or indebtedness; and

(k)          all rights to require Lender to:

(1)          proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness;

(2)          proceed against or pursue any remedy it may now or hereafter have against Borrower or any guarantor, or, if Borrower or any guarantor is a partnership, any general partner of Borrower or general partner of any guarantor; or

(3)          demand or require collateral security from Borrower, any other guarantor or any other Person as provided by applicable law or otherwise.

9.	No Effect Upon Obligations.

At any time or from time to time and any number of times, without notice to Guarantor and without releasing, discharging or affecting the liability of Guarantor:

(a)          the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part;

(b)          the rate of interest on or period of amortization of any Advance or the amount of the Monthly Debt Service Payments payable under the Loan Documents may be modified;

(c)          the time for Borrower’s performance of or compliance with any covenant or agreement contained in any Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived;

(d)          the maturity of the Indebtedness may be accelerated as provided in the Loan Documents;

(e)          any or all payments due under the Master Agreement or any other Loan Document may be reduced;

(f)          any Loan Document may be modified or amended by Lender and Borrower in any respect, including the making of a Future Advance;

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(g)          any amounts under the Master Agreement or any other Loan Document may be released;

(h)          any security for the Indebtedness may be modified, exchanged, released, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness;

(i)           the payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor of Borrower;

(j)           any payments made by Borrower to Lender may be applied to the Indebtedness in such priority as Lender may determine in its discretion; and

(k)          any other terms of the Loan Documents may be modified as required by Lender.

10.	Representations and Warranties.

The representations and warranties made by Guarantor to Lender in this Section 10 are made as of each Effective Date, and are true and correct except as disclosed on the Guarantor Exceptions to Representations and Warranties Schedule attached hereto as Schedule I.

(a)          Due Organization and Qualification; Organizational Agreements.

(1)         Guarantor is validly existing and qualified to transact business and is in good standing in the state in which it is formed or organized and in each other jurisdiction that qualification or good standing is required according to Applicable Law to conduct its business and where the failure to be so qualified or in good standing would adversely affect the validity, enforceability or the ability of Guarantor to perform its obligations under this Guaranty.

(2)         True, correct and complete Organizational Documents of Guarantor have been delivered to Lender prior to each Effective Date.

(b)          Location.

Guarantor’s General Business Address is Guarantor’s principal place of business and principal office.

(c)          Power and Authority.

Guarantor has the requisite power and authority:

(1)         to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of its obligations under this Guaranty; and

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(2)         to execute and deliver this Guaranty, and to carry out the transactions contemplated by this Guaranty.

(d)          Due Authorization.

The execution, delivery, and performance of this Guaranty have been duly authorized by all necessary action and proceedings by or on behalf of Guarantor, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Guarantor as a condition to the valid execution, delivery, and performance by Guarantor of this Guaranty, except filings required to perfect and maintain the liens to be granted under the Loan Documents and routine filings to maintain good standing and its existence.

(e)          Valid and Binding Obligations.

This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid, and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws or by the exercise of discretion by any court.

(f)           Effect of Guaranty on Financial Condition.

Guarantor is not Insolvent and will not be rendered Insolvent by the transactions contemplated by the provisions of this Guaranty. In connection with the execution and delivery of this Guaranty, and the incurrence by Guarantor of the obligations under this Guaranty, Guarantor did not receive less than reasonably equivalent value in exchange for the incurrence of the obligations of Guarantor under this Guaranty.

(g)          Economic Sanctions, Anti-Money Laundering, and Anti-Corruption.

(1)         Guarantor is not in violation of any applicable civil or criminal laws or regulations, including those requiring internal controls, intended to prohibit, prevent, or regulate money laundering, drug trafficking, terrorism, or corruption, of the United States and the jurisdiction where the Mortgaged Property is located or where the Person resides, is domiciled, or has its principal place of business.

(2)         Guarantor is not a Person:

(A)         against whom proceedings are pending for any alleged violation of any laws described in Section 10(g)(1);

(B)         that has been convicted of any violation of, has been subject to civil penalties or Economic Sanctions pursuant to, or had any of its property seized or forfeited under, any laws described in Section 10(g)(1); or

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(C)         with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is a Sanctioned Person or is otherwise prohibited from transacting business of the type contemplated by this Guaranty and the other Loan Documents under any other Applicable Law.

(3)         Guarantor is in compliance with all applicable Economic Sanctions laws and regulations.

(h)          No Bankruptcies or Judgments.

Guarantor is not currently:

(1)         the subject of or a party to any completed or pending bankruptcy, reorganization, including any receivership or other insolvency proceeding;

(2)         preparing or intending to be the subject of a Bankruptcy Event;

(3)         the subject of any judgment unsatisfied of record or docketed in any court; or

(4)         Insolvent.

(i)           No Actions or Litigation.

(1)          There are no claims, actions, suits, or proceedings at law or in equity by or before any Governmental Authority now pending against or, to Guarantor’s knowledge, threatened against or affecting Guarantor or any Mortgaged Property not otherwise covered by insurance (except claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be disclosed); and

(2)          there are no claims, actions, suits, or proceedings at law or in equity by or before any Governmental Authority now pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or Key Principal, which claims, actions, suits, or proceedings, if adversely determined (individually or in the aggregate) reasonably would be expected to materially adversely affect the financial condition or business of Borrower, Guarantor, or Key Principal or the condition, operation, or ownership of the Mortgaged Property (except claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

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(j)           Payment of Taxes, Assessments, and Other Charges.

Guarantor confirms that:

(1)          it has filed all federal, state, county, and municipal tax returns and reports required to have been filed by Guarantor;

(2)          it has paid, before any fine, penalty, interest, lien, or costs may be added thereto, all taxes, governmental charges, and assessments due and payable with respect to such returns and reports;

(3)          there is no controversy or objection pending, or to the knowledge of Guarantor, threatened in respect of any tax returns of Guarantor; and

(4)          it has made adequate reserves on its books and records for all taxes that have accrued but which are not yet due and payable.

(k)          Not a Foreign Person.

Guarantor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

(l)           Intentionally Deleted.

(m)         Default Under Other Obligations.

(1)          The execution, delivery, and performance of the obligations imposed on Guarantor under this Guaranty will not cause Guarantor to be in default under the provisions of any agreement, judgment or order to which Guarantor is a party or by which such Guarantor is bound.

(2)          There are no defaults by Guarantor or, to the knowledge of Guarantor, by any other Person under any contract to which Guarantor is a party, including any management, rental, service, supply, security, maintenance or similar contract, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect.

(n)          Prohibited Person.

Guarantor is not a Prohibited Person.

(o)          No Contravention; No Liens.

Neither the execution and delivery of this Guaranty, nor the fulfillment of or compliance with the terms and conditions of this Guaranty nor the payment or performance of the obligations of Guarantor under this Guaranty:

(1)         does or will conflict with or result in any breach or violation of any Applicable Law enacted or issued by any Governmental Authority or other agency having jurisdiction over Guarantor, the Mortgaged Properties or any other portion of the Collateral or other assets of Guarantor, or any judgment or order applicable to Guarantor or to which Guarantor, the Mortgaged Properties or other assets of Guarantor are subject;

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(2)         does or will conflict with or result in any breach or violation of, or constitute a default under, any of the terms, conditions or provisions of Guarantor’s Organizational Documents, any indenture, existing agreement or other instrument to which Guarantor is a party or to which Guarantor, the Mortgaged Properties or any other portion of the Collateral or other assets of Guarantor are subject; or

(3)         does or will require the consent or approval of any creditor of Guarantor, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.

(p)          Financial Information.

All financial statements and data, including statements of cash flow and income and operating expenses, that have been delivered to Lender by Guarantor:

(1)       are true, complete and correct in all material respects; and

(2)       present fairly the financial condition of Guarantor as of its date.

11.	Covenants.

(a)          Maintenance of Existence; Organizational Documents.

Guarantor shall maintain its existence, its entity status, franchises, rights, and privileges under the laws of the state of its formation or organization (as applicable). Guarantor shall continue to be duly qualified and in good standing to transact business in each jurisdiction in which qualification or standing is required according to Applicable Law to conduct its business where the failure to do so would adversely affect the validity, enforceability, or the ability of Guarantor to perform Guarantor’s obligations hereunder. None of Guarantor nor any partner, member, manager, officer or director of any Guarantor shall make or allow any material change to the Organizational Documents or organizational structure of Guarantor, including changes relating to the Control of Guarantor, without Lender’s prior written consent except with respect to amendments or modifications documenting Permitted Transfers under the Master Agreement.

(b)          Economic Sanctions, Anti-Money Laundering, and Anti-Corruption.

(1)         Guarantor shall remain in compliance with any applicable civil or criminal laws or regulations (including those requiring internal controls) intended to prohibit, prevent, or regulate money laundering, drug trafficking, terrorism, or corruption, of the United States and the jurisdiction where the Mortgaged Property is located or where the Person resides, is domiciled, or has its principal place of business.

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(2)          At no time shall Guarantor be a Person:

(A)         against whom proceedings are pending for any alleged violation of any laws described in Section 11(b)(1);

(B)         that has been convicted of any violation of, has been subject to civil penalties or Economic Sanctions pursuant to, or had any of its property seized or forfeited under, any laws described in Section 11(b)(1); or

(C)         with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is a Sanctioned Person or is otherwise prohibited from transacting business of the type contemplated by this Guaranty and the other Loan Documents under any other Applicable Law.

(3)         Guarantor shall at all times remain in compliance with any applicable Economic Sanctions laws and regulations.

(c)          Payment of Taxes, Assessments, and Other Charges.

Guarantor shall file all federal, state, county and municipal tax returns and reports required to be filed by Guarantor and shall pay, before any fine, penalty, interest, or cost may be added thereto, all taxes payable with respect to such returns and reports.

(d)           Intentionally Deleted.

(e)          Notice of Litigation or Insolvency.

Guarantor shall give immediate written notice to Lender of any claims, actions, suits or proceedings at law or in equity (including any insolvency, bankruptcy, or receivership proceeding) by or before any Governmental Authority pending or, to Guarantor’s knowledge, threatened against or affecting any Borrower Entity or the Mortgaged Property, which claims, actions, suits or proceedings, if adversely determined reasonably would be expected to materially adversely affect the financial condition or business of any Borrower Entity or the condition or ownership of the Mortgaged Property (including any claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

(f)          Confidentiality of Certain Information.

Guarantor shall not disclose, and shall not permit to be disclosed, any terms, conditions, underwriting requirements, or underwriting procedures of the Master Agreement or any of the Loan Documents; provided, however, that such information may be disclosed (1) as required by law or pursuant to GAAP, (2) to officers, directors, employees, agents, partners, attorneys, accountants, engineers, and other consultants of Guarantor who need to know such information, provided such Persons are instructed to treat such information confidentially, (3) to any regulatory authority having jurisdiction over Guarantor, (4) in connection with any filings with the Securities and Exchange Commission or other Governmental Authorities, or (5) to any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any law, rule, regulation or order applicable to Guarantor, or (B) in response to any subpoena or other legal process or information investigative demand.

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(g)          Intentionally Deleted.

(h)          Intentionally Deleted.

(i)           Ratification of Covenants.

Guarantor shall promptly notify Lender in writing upon any violation of any covenant set forth in any Loan Document of which Guarantor has notice or knowledge; provided, however, any such written notice by Guarantor to Lender shall not relieve Guarantor of, or result in a waiver of, any obligation under this Guaranty.

12.	Condition of Borrower.

Guarantor has reviewed the Master Agreement, the Note and this Guaranty. Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement made by Lender. Guarantor represents and warrants that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower’s financial condition and any other matters pertinent hereto as Guarantor may desire and Guarantor is not relying upon or expecting Lender to furnish to Guarantor any information now or hereafter in Lender’s possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks Guarantor acknowledges.

13.	Joint and Several Liability.

If more than one Person executes this Guaranty as Guarantor, such Persons shall be liable for the obligations hereunder on a joint and several basis. Lender, in its discretion, may:

(a)          to the extent permitted by applicable law, bring suit against Guarantor, or any one or more of the Persons constituting Guarantor, and any other guarantor, jointly and severally, or against any one or more of them;

(b)          compromise or settle with any one or more of the Persons constituting Guarantor, or any other guarantor, for such consideration as Lender may deem proper;

(c)          discharge or release one or more of the Persons constituting Guarantor, or any other guarantor, from liability or agree not to sue such Person; and

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(d)          otherwise deal with Guarantor and any guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

Nothing contained in this Section 13 shall in any way affect or impair the rights or obligations of Guarantor with respect to any other guarantor.

14.	Subordination of Affiliated Debt.

Any indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

15.	Subrogation.

Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the Insolvency Laws.

16.	Voidable Transfer.

If any payment by Borrower is held to constitute a preference under any Insolvency Laws or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance. If any payment by any Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Insolvency Laws relating to a Voidable Transfer, and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the obligations guaranteed hereunder shall automatically be revived, reinstated and restored by the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses and legal fees incurred by Lender in connection therewith, and shall exist as though such Voidable Transfer had never been made, and any other guarantor, if any, shall remain liable for such obligations in full.

17.	Credit Report/Credit Score.

Guarantor acknowledges and agrees that Lender is authorized, no more frequently than once in any twelve (12) month period, to obtain a credit report (if applicable) on Guarantor, the cost of which shall be paid for by Guarantor. Guarantor acknowledges and agrees that Lender is authorized to obtain a Credit Score (if applicable) for Guarantor at any time at Lender’s expense.

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18.	Financial Reporting.

In the event Guarantor receives or obtains any audited financial statements and such financial statements are required to be delivered to Lender under Section 8.02(b) of the Master Agreement, Guarantor shall deliver or cause to be delivered to Lender the audited versions of such financial statements.

Guarantor shall deliver to Lender such Guarantor financial statements as required by Section 8.02 of the Master Agreement. Lender may require that Guarantor’s books and records be audited, at Guarantor’s expense, by an independent certified public accountant selected by Lender in order to produce or audit any statements, schedules, and reports of Guarantor or the Mortgaged Property required by Section 8.02 of the Master Agreement, if

(1)          Guarantor fails to provide in a timely manner the statements, schedules, and reports required by Section 8.02 of the Master Agreement and, thereafter, Guarantor fails to provide such statements, schedules and reports within the cure period provided in Section 14.01(c) of the Master Agreement; or

(2)          the statements, schedules, and reports submitted to Lender pursuant to Section 8.02 of the Master Agreement are not full, complete, and accurate in all material respects as determined by Lender and, thereafter, Guarantor fails to provide such statements, schedules, and reports within the cure period provided in Section 14.01(c) of the Master Agreement; or

(3)          an Event of Default has occurred and is continuing.

Notwithstanding the foregoing, the ability of Lender to require the delivery of audited financial statements shall be limited to not more than once per Guarantor’s fiscal year so long as no Event of Default has occurred during such fiscal year (or any event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing). Guarantor shall cooperate with Lender in order to satisfy the provisions of this Section 18. All related costs and expenses of Lender shall become immediately due and payable by Guarantor within ten (10) Business Days after demand therefor.

19.	Further Assurances.

Guarantor acknowledges that Lender (including its successors and assigns) may sell or transfer the Advances, or any interest in the Advances.

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(a)          Guarantor shall, subject to Section 19(b) below:

(1)          comply with the reasonable requirements of Lender or any Investor of the Advances or provide, or cause to be provided, to Lender or any Investor of the Advances within ten (10) days of the request, at Borrower’s and Guarantor’s cost and expense, such further documentation or information as Lender or Investor may reasonably require, in order to enable:

(A)         Lender to sell the Advances to such Investor;

(B)          Lender to obtain a refund of any commitment fee from any such Investor; or

(C)          any such Investor to further sell or securitize the Advances;

(2)          confirm that Guarantor is not in default under this Guaranty or in observing any of the covenants or agreements contained in this Guaranty (or, if Guarantor is in default, describing such default in reasonable detail); and

(3)          execute and deliver to Lender or any Investor such other documentation, including any amendments, corrections, deletions or additions to this Guaranty as is reasonably required by Lender or such Investor.

(b)          Nothing in this Section 19 shall require Guarantor to do any further act that has the effect of:

(1)          changing the essential economic terms of the Advances set forth in the Loan Documents;

(2)          imposing on Borrower or Guarantor greater personal liability under the Loan Documents than as set forth in the Loan Documents; or

(3)          materially changing the rights and obligations of Borrower or Guarantor under the Loan Documents.

20.	Successors and Assigns.

Lender may assign its rights under this Guaranty in whole or in part and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. Guarantor may not assign its rights, duties or obligations under this Guaranty, in whole or in part, without Lender’s prior written consent and any such assignment shall be deemed void ab initio. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties.

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21.	Final Agreement.

Guarantor acknowledges receipt of a copy of each of the Loan Documents and this Guaranty. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Guaranty. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in that agreement.

22.	Governing Law.

This Guaranty shall be governed by and construed in accordance with the substantive law of the District of Columbia without regard to the application of choice of law principles that would result in the application of the laws of another jurisdiction.

23.	Jurisdiction.

Guarantor agrees that any controversy arising under or in relation to this Guaranty shall be litigated exclusively in the District of Columbia. The state and federal courts and authorities with jurisdiction in the District of Columbia shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty or any other Loan Document with respect to the subject matter hereof. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

24.	Time is of the Essence.

Guarantor agrees that, with respect to each and every obligation and covenant contained in this Guaranty, time is of the essence.

25.	No Reliance.

Guarantor acknowledges, represents and warrants that:

(a)          it understands the nature and structure of the transactions contemplated by this Guaranty and the other Loan Documents;

(b)          it is familiar with the provisions of all of the documents and instruments relating to such transactions;

(c)          it understands the risks inherent in such transactions, including the risk of loss of all or any part of the Mortgaged Property or of the assets of Guarantor;

(d)          it has had the opportunity to consult counsel; and

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(e)          it has not relied on Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Guaranty or any other Loan Document or otherwise relied on Lender in any manner in connection with interpreting, entering into or otherwise in connection with this Guaranty, any other Loan Document or any of the matters contemplated hereby or thereby.

26.	Notices.

Guarantor agrees to notify Lender of any change in Guarantor’s address within ten (10) Business Days after such change of address occurs. All notices under this Guaranty shall be:

(a)          in writing and shall be

(1)         delivered, in person;

(2)          mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(3)         sent by overnight courier; or

(4)         sent by electronic mail with originals to follow by overnight courier;

(b)          addressed to the intended recipient at the notice addresses provided under the signature block at the end of this Guaranty; and

(c)          deemed given on the earlier to occur of:

(1)          the date when the notice is received by the addressee; or

(2)          if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

27.	Construction.

(a)          Any reference in this Guaranty to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Guaranty or to a Section or Article of this Guaranty.

(b)          Any reference in this Guaranty to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(c)          Use of the singular in this Guaranty includes the plural and use of the plural includes the singular.

(d)          As used in this Guaranty, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.

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(e)          Whenever Guarantor’s knowledge is implicated in this Guaranty or the phrase “to Guarantor’s knowledge” or a similar phrase is used in this Guaranty, Guarantor’s knowledge or such phrase(s) shall be interpreted to mean to the best of Guarantor’s knowledge after reasonable and diligent inquiry and investigation.

(f)           Unless otherwise provided in this Guaranty, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(g)          All references in this Guaranty to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(h)          “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

28.	WAIVER OF JURY TRIAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR AND LENDER (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR ANY LOAN DOCUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY GUARANTOR AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

29.	Schedules.

The schedules, if any, attached to this Guaranty are incorporated fully into this Guaranty by this reference and each constitutes a substantive part of this Guaranty.

30.	Interpretation.

The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Guaranty. Accordingly, the parties agree that any rule of construction that disfavors the drafting party shall not apply in the interpretation of this Guaranty or any amendment or supplement or exhibit hereto or thereto.

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ATTACHED SCHEDULE. The following Schedule is attached to this Guaranty:

☒	Schedule I	Guarantor Exceptions to Representations and Warranties Schedule

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal (where applicable) or has caused this Guaranty to be signed and delivered under seal (where applicable) by its duly authorized representative. Where applicable law so provides, Guarantor intends that this Guaranty shall be deemed to be signed and delivered as a sealed instrument.

Guarantor:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.,
a Maryland corporation

By:	/s/ Michael L. Konig	(SEAL)
Name:	Michael L. Konig
Title:	Secretary

Address for Notices to Guarantor:
c/o Bluerock Real Estate, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Michael Konig, Esq. and Jordan Ruddy
Email address: mkonig@bluerockre.com and jruddy@bluerockre.com

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SCHEDULE I

Guarantor Exceptions to Representations and Warranties Schedule

NONE

Guaranty of Non-Recourse Obligations (MCFA)	Form 6015.MCFA	Schedule I-1
Fannie Mae	12-17	© 2017 Fannie Mae